EXHIBIT 23.1


                              BAUM & COMPANY, P.A.
                          Certified Public Accountants
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071
                                 (954) 752-1712







CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement on Form S-8 for the registration of 1,000,000 shares of Cuidao Holding Corp. common stock under the 2000 Employee/Consultant Stock Compensation Plan and to the incorporation by reference therein of our report dated May 12, 2000 relating to the financial statements which appear in the Annual Report on Form 10K for the year ended December 31, 1999.



                                      /s/Baum & Company, PA
                                      ------------------------------
                                      Baum & Company, P.A.,
                                      Independent Public Accountants.

Coral Springs, Florida
May 22, 2000